UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
March 15, 2019

MAIDEN HOLDINGS, LTD.
 (Exact name of registrant as specified in its charter)

Bermuda (State or other jurisdiction of incorporation)	001-34042 (Commission File Number)	98-0570192 (IRS Employer Identification No.)

94 Pitts Bay Road, Pembroke HM08, Bermuda

(Address of principal executive offices and zip code)

(441) 298-4900
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.

On March 15, 2019, the Company issued a press release announcing its results of operations for the three and twelve months ended December 31, 2018. A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated herein by reference.
 The information contained in this Item 2.02 and in the accompanying exhibit shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or otherwise subject to the liabilities of that section, or incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibit

Exhibit
No.	Description

99.1	Press Release of Maiden Holdings, Ltd., dated March 15, 2019

* Schedules and Exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant hereby agrees to supplementally furnish to the SEC upon request any omitted schedule or exhibit to the Master Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	March 15, 2019	MAIDEN HOLDINGS, LTD.

		By:	/s/ Denis M. Butkovic
Denis M. Butkovic
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit
No.	Description

99.1	Press Release of Maiden Holdings, Ltd., dated March 15, 2019

Exhibit 99.1

PRESS RELEASE

Maiden Holdings, Ltd. Announces
Fourth Quarter and Full Year 2018 Financial Results

PEMBROKE, Bermuda, March 15, 2019 - Maiden Holdings, Ltd. (NASDAQ:  MHLD) ("Maiden" or the "Company") today reported a fourth quarter 2018 net loss attributable to Maiden common shareholders of $269.2 million or $3.25 per diluted common share, compared to a net loss attributable to Maiden common shareholders of $133.6 million or $1.59 per diluted common share in the fourth quarter of 2017. The non-GAAP operating loss(11) was $212.4 million, or $2.56 per diluted common share compared with a non-GAAP operating loss of $126.4 million, or $1.51 per diluted common share in the fourth quarter of 2017. Book value per common share(1) was $1.08 at December 31, 2018
Commenting on the Company’s results, Maiden’s President and Chief Executive Officer, Lawrence F. Metz said, “We recognize that 2018 was an extremely difficult year for all of our shareholders and dedicated employees. With our recently announced revised LPT/ADC transaction with Enstar, we believe we are nearing the end of our strategic review process. Since our third quarter report we have continued to take decisive action, completing the sale of our US reinsurance business to Enstar, mutually agreeing with AmTrust to first amend and then terminate our quota share reinsurance contracts effective January 1, 2019, completing the sale of certain of our European subsidiaries, and entering into a new LPT/ADC agreement with Enstar. We look forward to now taking the necessary steps to enhance our business and create lasting shareholder value.”
Patrick J. Haveron, Maiden’s Chief Financial Officer and Chief Operating Officer added, “Since September 1, 2018 the series of strategic measures we have implemented have materially de-risked our balance sheet, improved liquidity, significantly strengthened our capital position relative to regulatory requirements, and cured our breach of the Bermuda Enhanced Capital Requirement. Looking ahead, we have also reduced our annual total operating expenses by more than $50 million and look to improve on that to reflect the significant changes in our business during 2018 and 2019. The new LPT/ADC with Enstar will further solidify the progress we have made by protecting our reserves while retaining more assets for investment. Maiden enters 2019 with a stronger balance sheet and we expect to further improve our solvency ratios as we look to rebuild shareholder value and begin re-positioning our business for the future.”
New LPT/ADC with Enstar
On March 1, 2019, the Company and Enstar Group Limited (“Enstar”) terminated the Master Agreement between the parties dated as of November 9, 2018 (the “Old MTA”) and simultaneously signed a new agreement (the "New MTA") pursuant to which an Enstar subsidiary will assume liabilities for loss reserves as of December 31, 2018 associated with the quota share reinsurance agreements between the Company’s wholly-owned subsidiary, Maiden Reinsurance Ltd. ("Maiden Bermuda"), and AmTrust Financial Services, Inc. or its subsidiaries ("AmTrust") in excess of a $2.44 billion retention up to $675 million. The $2.44 billion retention will be subject to adjustment for paid losses since December 31, 2018. The New MTA and associated pending reinsurance agreement will provide Maiden Bermuda with $175 million in adverse development cover over its carried AmTrust reserves at December 31, 2018. The transaction is subject to regulatory approvals and other closing conditions.
The Company’s entry into a New MTA with Enstar, which is smaller than the Old MTA, reflects the cumulative positive impact of measures already implemented since the third quarter of 2018 that have significantly improved the Company’s capital position. The New MTA also provides Maiden with more investable assets and reserve protection than the Old MTA, which will further support its improving solvency ratios. Additional information regarding the New MTA with Enstar can be found in the Company’s Annual Report on Form 10-K filing.
Discontinued Operations
As part of its strategic review announced in early 2018, during the fourth quarter of 2018, the Company divested its U.S. reinsurance treaty operations. Except as explicitly described as held for sale or as discontinued operations, and unless otherwise noted, all discussions and amounts presented herein relate to the Company’s continuing operations except for net loss, net loss attributable to Maiden and net loss attributable to Maiden common shareholders.

Sale of Maiden Reinsurance North America, Inc. (“Maiden US”) to Enstar
On December 27, 2018, Maiden announced that its subsidiary, Maiden Holdings North America, Ltd., had completed the sale of Maiden US to Enstar for initial net consideration of $272.4 million, including estimated closing adjustments. At closing, approximately $1.3 billion of legacy reinsurance liabilities for Maiden’s US Diversified Business were acquired by Enstar. In its consolidated results for the fourth quarter and year ended December 31, 2018, Maiden has booked estimated post-closing adjustments which reduce this aggregate purchase price by $8.2 million. During the fourth quarter ended December 31, 2018, the Company reported a loss from discontinued operations of $52.5 million, due primarily to the realized loss recognized on disposal of Maiden US. This loss also included recognition of unrealized losses on investments in Maiden US of $26.6 million. For the year ended December 31, 2018, the Company’s loss from discontinued operations totaled $94.1 million. In addition to the fourth quarter impacts of the sale, the loss was also due to the write-off of goodwill and related intangible assets of $74.2 million that had previously been reported in the third quarter, offset by results of discontinued operations of $25.1 million through the third quarter and gain from the sale of Maiden US’ renewal rights of $7.5 million. Additional information regarding the Company’s discontinued operations can be found in the Company’s Annual Report on Form 10-K filing made concurrent with this news release.
Consolidated Results for the Quarter Ended December 31, 2018
In the fourth quarter of 2018, gross premiums written were $388.5 million, compared to $427.3 million in the fourth quarter of 2017 primarily due to decreases in the premiums from the AmTrust Reinsurance segment. Net premiums written totaled $388.1 million in the fourth quarter of 2018, compared to $434.0 million in the fourth quarter of 2017. Net premiums earned were $484.9 million in the fourth quarter of 2018, compared to $480.2 million in the fourth quarter of 2017.
In the fourth quarter of 2018, net loss and loss adjustment expenses increased to $556.6 million from $464.8 million in the fourth quarter of 2017, due primarily to higher adverse prior year loss development for the AmTrust Reinsurance segment. The loss ratio(6) in the fourth quarter of 2018 was 114.3% compared to 96.4% reported in the fourth quarter of 2017. The increase in the loss ratio was due to adverse development of prior year losses of $152.8 million in 2018 compared to $136.0 million for the same period in 2017. This development was primarily in our AmTrust Reinsurance segment for each respective period, which also recorded higher initial loss ratios on current year premiums earned during 2018, factoring in, both market conditions and recent loss trends and experience.
Commission and other acquisition expenses were $157.7 million in the fourth quarter of 2018, compared to $156.0 million in the fourth quarter of 2017, resulting in commission and other acquisition expense ratios of 32.4% for both periods. General and administrative expenses for the fourth quarter of 2018 totaled $15.2 million, compared to $14.0 million in the same period one year ago. The general and administrative expense ratio(8) in the fourth quarter of 2018 increased modestly to 3.1% from 2.9% in the fourth quarter of 2017, while the expense ratio(9) was 35.5% in the fourth quarter of 2018 compared with 35.3% for the same period last year.
The combined ratio(10) for the fourth quarter of 2018 totaled 149.8%, compared with 131.7% in the fourth quarter of 2017.
Net investment income increased modestly to $34.7 million in the fourth quarter of 2018 from $33.0 million in the same period last year and was largely due to the growth in average investable assets of 8.1% from the same period in 2017.
As of December 31, 2018, the average yield on the fixed income portfolio excluding discontinued operations was 3.20% while the average duration of investable assets was 4.6 years.
Additional information regarding the Company’s results of operations can be found in the Company’s Annual Report on Form 10-K filing made concurrent with this news release.
Consolidated Results for the Twelve Months Ended December 31, 2018
The net loss attributable to Maiden common shareholders was $570.3 million or $6.87 per diluted common share in 2018, compared to a net loss attributable to Maiden common shareholders of $199.1 million or $2.32 per diluted common share in 2017. The non-GAAP operating loss(11) for 2018 was $471.6 million, or $5.68 per diluted common share, compared with a non-GAAP operating loss of $169.6 million, or $1.98 per diluted common share, in 2017.
Gross premiums written were $2.02 billion in 2018 compared to $2.08 billion in 2017 as declines in the AmTrust Reinsurance segment were offset by modest increases in the Diversified Reinsurance segment from the Company's international business. Net premiums written totaled $2.01 billion in 2018 compared to $2.04 billion in 2017. Net premiums earned were $2.03 billion in 2018 compared to $1.99 billion in 2017.
Net loss and loss adjustment expenses of $1.88 billion compared to $1.56 billion in 2017. The loss ratio(6) for 2018 was 92.3%, compared to 77.7% reported for 2017. The increase in the loss ratio was due to adverse development of prior year losses of $403.2 million in 2018 compared to $247.2 million for the same period in 2017. This development was primarily in our AmTrust Reinsurance segment for each respective period, which also recorded higher initial loss ratios on current year premiums earned during 2018, factoring in both market conditions and recent loss trends and experience.
Commission and other acquisition expenses were $654.7 million in 2018, compared to $643.8 million in 2017, resulting in a commission and other acquisition expense ratio of 32.2%, which was unchanged from the prior year. Total general and administrative expenses for 2018 totaled $64.9 million, compared with $53.0 million in 2017. The general and administrative expense ratio(8) in 2018 was 3.2%, compared to 2.6% in 2017, while the expense ratio(9) was 35.4% in 2018, compared with 34.8% in 2017.
The combined ratio(10) for 2018 totaled 127.7%, compared with 112.5% in 2017.
Net investment income was $136.3 million in 2018, compared to $124.1 million in 2017 and was largely due to the growth in average investable assets of 8.1% from the same period in 2017.
Additional information regarding the Company’s results of operations can be found in the Company’s Annual Report on Form 10-K filing made concurrent with this news release.
Quarterly Dividends
On February 26, 2019, the Company's Board of Directors did not authorize any quarterly dividends related to either its common shares or any series of its preferred shares. Additional information regarding the Company’s dividends can be found in the Company’s Annual Report on Form 10-K filing made concurrent with this news release.
Other Financial Matters

•
Total assets were $5.3 billion at December 31, 2018, compared to $6.5 billion at September 30, 2018. Shareholders' equity was $554.3 million at December 31, 2018, compared to $772.6 million at September 30, 2018.

(1)(11) Please see the Non-GAAP Financial Measures table for additional information on these non-GAAP financial measures and reconciliation of these measures to GAAP measures.
 (6)(7)(8)(9)(10) Loss ratio, commission and other acquisition expense ratio, general and administrative expense ratio, expense ratio and combined ratio are non-GAAP operating metrics. Please see the additional information on these measures under Non-GAAP Financial Measures tables.

About Maiden Holdings, Ltd.

Maiden Holdings, Ltd. is a Bermuda-based holding company formed in 2007.  The Company is focused on serving the needs of regional and specialty insurers in Europe and select other global markets by providing innovative reinsurance solutions designed to support their capital needs.

Forward Looking Statements

This release contains "forward-looking statements" which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements are based on the Company's current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that actual developments will be those anticipated by the Company. Actual results may differ materially from those projected as a result of significant risks and uncertainties, including non-receipt of the expected payments, changes in interest rates, effect of the performance of financial markets on investment income and fair values of investments, developments of claims and the effect on loss reserves, accuracy in projecting loss reserves, the impact of competition and pricing environments, changes in the demand for the Company's products, the effect of general economic conditions and unusual frequency of storm activity, adverse state and federal legislation, regulations and regulatory investigations into industry practices, developments relating to existing agreements, heightened competition, changes in pricing environments, and changes in asset valuations. In addition, the Company may not be able to complete the proposed transaction with Enstar on the terms summarized above or other acceptable terms, or at all, due to a number of factors, including but not limited to failure to obtain governmental and regulatory approvals or to satisfy other closing conditions. Additional information about these risks and uncertainties, as well as others that may cause actual results to differ materially from those projected is contained in Item 1A. Risk Factors in the Company's Annual Report on Form 10-K for the year ended December 31, 2018 as updated in periodic filings with the SEC. However these factors should not be construed as exhaustive. Forward-looking statements speak only as of the date they are made and the Company undertakes no obligation to update or revise any forward-looking statement that may be made from time to time, whether as a result of new information, future developments or otherwise, except as required by law.

CONTACT:

Sard Verbinnen & Co.
Maiden-SVC@sardverb.com

MAIDEN HOLDINGS, LTD.
CONSOLIDATED BALANCE SHEETS
(In thousands of U.S. dollars, except share and per share data)

	December 31, 2018	December 31, 2017
ASSETS
Investments:
Fixed maturities, available-for-sale, at fair value (amortized cost 2018 - $3,109,980; 2017 - $2,699,297)	$3,051,568	$2,707,516
Fixed maturities, held-to-maturity, at amortized cost (fair value 2018 - $998,012; 2017 - $1,125,626)	1,015,681	1,097,801
Other investments, at fair value	23,716	6,600
Total investments	4,090,965	3,811,917
Cash and cash equivalents	200,841	54,470
Restricted cash and cash equivalents	130,148	94,905
Accrued investment income	27,824	28,798
Reinsurance balances receivable, net	67,308	72,494
Loan to related party	167,975	167,975
Deferred commission and other acquisition expenses, net	388,442	380,204
Other assets	39,482	131,608
Assets held for sale	174,475	1,901,818
Total assets	$5,287,460	$6,644,189
LIABILITIES
Reserve for loss and loss adjustment expenses	$3,055,976	$2,386,722
Unearned premiums	1,200,419	1,230,882
Accrued expenses and other liabilities	65,494	90,069
Senior notes - principal amount	262,500	262,500
Less: unamortized debt issuance costs	7,806	8,018
Senior notes, net	254,694	254,482
Liabilities held for sale	155,961	1,449,408
Total liabilities	4,732,544	5,411,563
Commitments and Contingencies
EQUITY
Preference shares	465,000	465,000
Common shares	879	877
Additional paid-in capital	749,418	748,113
Accumulated other comprehensive (loss) income	(65,616)	13,354
(Accumulated deficit) retained earnings	(563,891)	35,472
Treasury shares, at cost	(31,515)	(30,642)
Total Maiden Shareholders’ Equity	554,275	1,232,174
Noncontrolling interest in subsidiaries	641	452
Total Equity	554,916	1,232,626
Total Liabilities and Equity	$5,287,460	$6,644,189

Book value per common share(1)	$1.08	$9.25

Common shares outstanding	82,948,577	82,974,895

MAIDEN HOLDINGS, LTD.
CONSOLIDATED STATEMENTS OF INCOME
(In thousands of U.S. dollars, except share and per share data)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2018	2017	2018	2017
	(Unaudited)		(Audited)
Revenues:
Gross premiums written	$388,451	$427,329	$2,017,798	$2,078,091
Net premiums written	$388,112	$433,963	$2,014,597	$2,037,377
Change in unearned premiums	96,812	46,259	11,605	(44,718)
Net premiums earned	484,924	480,222	2,026,202	1,992,659
Other insurance revenue	2,052	1,986	9,681	9,802
Net investment income	34,737	32,960	136,285	124,135
Net realized (losses) gains on investment	(1,247)	3,906	(1,529)	12,222
Total other-than-temporary impairment losses	(5,353)	—	(5,832)	—
Total revenues	515,113	519,074	2,164,807	2,138,818
Expenses:
Net loss and loss adjustment expenses	556,618	464,825	1,880,121	1,555,433
Commission and other acquisition expenses	157,714	156,026	654,740	643,797
General and administrative expenses	15,201	14,034	64,940	53,004
Total expenses	729,533	634,885	2,599,801	2,252,234
Non-GAAP loss from operations(2)	(214,420)	(115,811)	(434,994)	(113,416)
Other expenses
Interest and amortization expenses	(4,831)	(4,830)	(19,318)	(23,260)
Accelerated amortization of senior note issuance cost	—	—	—	(2,809)
Foreign exchange gains (losses)	2,599	(2,728)	4,461	(14,921)
Total other expenses	(2,232)	(7,558)	(14,857)	(40,990)
Loss before income taxes	(216,652)	(123,369)	(449,851)	(154,406)
Less: income tax expense (benefit)	40	(6,903)	441	(6,757)
Net loss from continuing operations	(216,692)	(116,466)	(450,292)	(147,649)
Loss from discontinued operations, net of income tax	(52,504)	(8,391)	(94,113)	(22,096)
Net loss	(269,196)	(124,857)	(544,405)	(169,745)
Add: net income attributable to noncontrolling interest	(39)	(185)	(219)	(151)
Net loss attributable to Maiden	(269,235)	(125,042)	(544,624)	(169,896)
Dividends on preference shares(3)	—	(8,545)	(25,636)	(29,156)
Net loss attributable to Maiden common shareholders	$(269,235)	$(133,587)	$(570,260)	$(199,052)
Basic and diluted loss from continuing operations per common share attributable to Maiden shareholders(15)	$(2.61)	$(1.49)	$(5.74)	$(2.06)
Basic and diluted loss from discontinued operations per common share attributable to Maiden shareholders(15)	(0.64)	(0.10)	(1.13)	(0.26)
Basic and diluted loss per common share attributable to Maiden shareholders(15)	$(3.25)	$(1.59)	$(6.87)	$(2.32)
Dividends declared per common share	$—	$0.15	$0.35	$0.60
Annualized return on average common equity	(538.3)%	(61.5)%	(133.2)%	(22.0)%
Weighted average number of common shares - basic and diluted(15)	82,946,266	83,962,325	83,050,362	85,678,232

MAIDEN HOLDINGS, LTD.
SUPPLEMENTAL FINANCIAL DATA - SEGMENT INFORMATION (Unaudited)
(in thousands of U.S. dollars)

For the Three Months Ended December 31, 2018	Diversified Reinsurance	AmTrust Reinsurance	Other	Total
Gross premiums written	$20,379	$368,072	$—	$388,451
Net premiums written	$20,040	$368,072	$—	$388,112
Net premiums earned	$29,649	$455,275	$—	$484,924
Other insurance revenue	2,052	—	—	2,052
Net loss and loss adjustment expenses ("loss and LAE")	(19,613)	(536,689)	(316)	(556,618)
Commission and other acquisition expenses	(10,488)	(147,226)	—	(157,714)
General and administrative expenses(4)	(4,066)	(891)	—	(4,957)
Underwriting loss(5)	$(2,466)	$(229,531)	$(316)	(232,313)
Reconciliation to net loss from continuing operations
Net investment income and realized losses on investment				33,490
Total other-than-temporary impairment losses				(5,353)
Interest and amortization expenses				(4,831)
Foreign exchange and other gains				2,599
Other general and administrative expenses(4)				(10,244)
Income tax expense				(40)
Net loss from continuing operations				$(216,692)

Net loss and LAE ratio(6)	61.9%	117.9%		114.3%
Commission and other acquisition expense ratio(7)	33.1%	32.3%		32.4%
General and administrative expense ratio(8)	12.8%	0.2%		3.1%
Expense Ratio(9)	45.9%	32.5%		35.5%
Combined ratio(10)	107.8%	150.4%		149.8%

MAIDEN HOLDINGS, LTD.
SUPPLEMENTAL FINANCIAL DATA - SEGMENT INFORMATION (Unaudited)
(in thousands of U.S. dollars)

For the Three Months Ended December 31, 2017	Diversified Reinsurance	AmTrust Reinsurance	Other	Total
Gross premiums written	$9,528	$417,801	$—	$427,329
Net premiums written	$9,087	$424,876	$—	$433,963
Net premiums earned	$21,389	$458,833	$—	$480,222
Other insurance revenue	1,986	—	—	1,986
Net loss and LAE	(13,166)	(451,659)	—	(464,825)
Commission and other acquisition expenses	(7,036)	(148,988)	(2)	(156,026)
General and administrative expenses(4)	(4,145)	(812)	—	(4,957)
Underwriting loss(5)	$(972)	$(142,626)	$(2)	(143,600)
Reconciliation to net loss from continuing operations
Net investment income and realized gains on investment				36,866
Interest and amortization expenses				(4,830)
Foreign exchange losses				(2,728)
Other general and administrative expenses(4)				(9,077)
Income tax benefit				6,903
Net loss from continuing operations				$(116,466)

Net loss and LAE ratio(6)	56.3%	98.4%		96.4%
Commission and other acquisition expense ratio(7)	30.1%	32.5%		32.4%
General and administrative expense ratio(8)	17.8%	0.2%		2.9%
Expense Ratio(9)	47.9%	32.7%		35.3%
Combined ratio(10)	104.2%	131.1%		131.7%

MAIDEN HOLDINGS, LTD.
SUPPLEMENTAL FINANCIAL DATA - SEGMENT INFORMATION (Unaudited)
(in thousands of U.S. dollars)

For the Year Ended December 31, 2018	Diversified Reinsurance	AmTrust Reinsurance	Other	Total
Gross premiums written	$131,518	$1,886,280	$—	$2,017,798
Net premiums written	$129,319	$1,885,278	$—	$2,014,597
Net premiums earned	$112,487	$1,913,715	$—	$2,026,202
Other insurance revenue	9,681	—	—	9,681
Net loss and LAE	(71,441)	(1,806,995)	(1,685)	(1,880,121)
Commission and other acquisition expenses	(38,749)	(615,991)	—	(654,740)
General and administrative expenses(4)	(17,396)	(3,845)	—	(21,241)
Underwriting loss(5)	$(5,418)	$(513,116)	$(1,685)	(520,219)
Reconciliation to net loss from continuing operations
Net investment income and realized losses on investment				134,756
Total other-than-temporary impairment losses				(5,832)
Interest and amortization expenses				(19,318)
Foreign exchange and other gains				4,461
Other general and administrative expenses(4)				(43,699)
Income tax expense				(441)
Net loss from continuing operations				$(450,292)

Net loss and LAE ratio(6)	58.5%	94.4%		92.3%
Commission and other acquisition expense ratio(7)	31.7%	32.2%		32.2%
General and administrative expense ratio(8)	14.2%	0.2%		3.2%
Expense Ratio(9)	45.9%	32.4%		35.4%
Combined ratio(10)	104.4%	126.8%		127.7%

MAIDEN HOLDINGS, LTD.
SUPPLEMENTAL FINANCIAL DATA - SEGMENT INFORMATION (Unaudited)
(in thousands of U.S. dollars)

For the Year Ended December 31, 2017	Diversified Reinsurance	AmTrust Reinsurance	Other	Total
Gross premiums written	$84,613	$1,993,478	$—	$2,078,091
Net premiums written	$82,521	$1,954,856	$—	$2,037,377
Net premiums earned	$83,015	$1,909,644	$—	$1,992,659
Other insurance revenue	9,802	—	—	9,802
Net loss and LAE	(54,714)	(1,498,881)	(1,838)	(1,555,433)
Commission and other acquisition expenses	(29,018)	(614,777)	(2)	(643,797)
General and administrative expenses(4)	(15,976)	(3,052)	—	(19,028)
Underwriting loss(5)	$(6,891)	$(207,066)	$(1,840)	(215,797)
Reconciliation to net loss from continuing operations
Net investment income and realized gains on investment				136,357
Interest and amortization expenses				(23,260)
Accelerated amortization of senior note issuance cost				(2,809)
Foreign exchange losses				(14,921)
Other general and administrative expenses(4)				(33,976)
Income tax benefit				6,757
Net loss from continuing operations				$(147,649)

Net loss and LAE ratio(6)	58.9%	78.4%		77.7%
Commission and other acquisition expense ratio(7)	31.3%	32.2%		32.2%
General and administrative expense ratio(8)	17.2%	0.2%		2.6%
Expense Ratio(9)	48.5%	32.4%		34.8%
Combined ratio(10)	107.4%	110.8%		112.5%

MAIDEN HOLDINGS, LTD.
NON-GAAP FINANCIAL MEASURES (Unaudited)
(In thousands of U.S. dollars, except share and per share data)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2018	2017	2018	2017
Non-GAAP operating loss attributable to Maiden common shareholders(11)	$(212,414)	$(126,372)	$(471,562)	$(169,608)
Non-GAAP basic and diluted operating loss per common share attributable to Maiden shareholders(15)	$(2.56)	$(1.51)	$(5.68)	$(1.98)
Annualized non-GAAP operating return on average common equity(12)	(424.7)%	(58.2)%	(110.1)%	(18.7)%
Reconciliation of Net loss attributable to Maiden common shareholders to Non-GAAP operating loss attributable to Maiden common shareholders
Net loss attributable to Maiden common shareholders	$(269,235)	$(133,587)	$(570,260)	$(199,052)
Add (subtract):
Net realized losses (gains) on investment	1,247	(3,906)	1,529	(12,222)
Total other-than-temporary impairment losses	5,353	—	5,832	—
Foreign exchange and other (gains) losses	(2,599)	2,728	(4,461)	14,921
Loss from discontinued operations, net of income tax	52,504	8,391	94,113	22,096
Divested NGHC Quota Share run-off	316	2	1,685	1,840
Accelerated amortization of senior note issuance cost	—	—	—	2,809
Non-GAAP operating loss attributable to Maiden common shareholders(11)	$(212,414)	$(126,372)	$(471,562)	$(169,608)

Weighted average number of common shares - basic and diluted(15)	82,946,266	83,962,325	83,050,362	85,678,232
Reconciliation of Diluted loss per common share attributable to Maiden shareholders to Non-GAAP diluted operating loss per common share attributable to Maiden shareholders:
Diluted loss per common share attributable to Maiden shareholders	$(3.25)	$(1.59)	$(6.87)	$(2.32)
Add (subtract):
Net realized losses (gains) on investment	0.02	(0.05)	0.02	(0.14)
Total other-than-temporary impairment losses	0.07	—	0.07	—
Foreign exchange and other (gains) losses	(0.03)	0.03	(0.05)	0.17
Loss from discontinued operations, net of income tax	0.63	0.10	1.13	0.26
Divested NGHC Quota Share run-off	—	—	0.02	0.02
Accelerated amortization of senior note issuance cost	—	—	—	0.03
Non-GAAP diluted operating loss per common share attributable to Maiden shareholders	$(2.56)	$(1.51)	$(5.68)	$(1.98)

Reconciliation of net loss attributable to Maiden to non-GAAP loss from operations:
Net loss attributable to Maiden	$(269,235)	$(125,042)	$(544,624)	$(169,896)
Add (subtract):
Foreign exchange and other (gains) losses	(2,599)	2,728	(4,461)	14,921
Interest and amortization expenses	4,831	4,830	19,318	23,260
Accelerated amortization of senior note issuance cost	—	—	—	2,809
Income tax expense (benefit)	40	(6,903)	441	(6,757)
Loss from discontinued operations, net of income tax	52,504	8,391	94,113	22,096
Net income attributable to noncontrolling interest	39	185	219	151
Non-GAAP (loss) income from operations(2)	$(214,420)	$(115,811)	$(434,994)	$(113,416)

MAIDEN HOLDINGS, LTD.
NON-GAAP FINANCIAL MEASURES (Unaudited)
(In thousands of U.S. dollars, except share and per share data)

	December 31, 2018	December 31, 2017
Investable assets:
Total investments	$4,090,965	$3,811,917
Cash and cash equivalents	200,841	54,470
Restricted cash and cash equivalents	130,148	94,905
Loan to related party	167,975	167,975
Total investable assets(13)	$4,589,929	$4,129,267

	December 31, 2018	December 31, 2017
Capital:
Preference shares	$465,000	$465,000
Common shareholders' equity	89,275	767,174
Total Maiden shareholders' equity	554,275	1,232,174
2016 Senior Notes	110,000	110,000
2013 Senior Notes	152,500	152,500
Total capital resources(14)	$816,775	$1,494,674

(1)
Book value per common share is calculated using Maiden common shareholders’ equity (shareholders' equity excluding the aggregate liquidation value of our preference shares) divided by the number of common shares outstanding.

(2)
Non-GAAP loss from operations is a non-GAAP financial measure defined by the Company as net loss attributable to Maiden excluding foreign exchange and other gains and losses, interest and amortization expenses, accelerated amortization of senior note issuance cost, income tax (benefit) expense, loss from discontinued operations, net of income tax and net income attributable to noncontrolling interest and should not be considered as an alternative to net loss. The Company’s management believes that non-GAAP loss from operations is a useful measure of the Company’s underlying earnings fundamentals based on its underwriting and investment income before financing costs. This loss from operations enables readers of this information to more clearly understand the essential operating results of the Company. The Company’s measure of non-GAAP loss from operations may not be comparable to similarly titled measures used by other companies.

(3)
Dividends on preference shares consist of $0 and $3,093 paid to Preference Shares - Series A for the three months ended December 31, 2018 and 2017, respectively, $9,282 and $12,375 paid to Preference Shares - Series A for the twelve months ended December 31, 2018 and 2017, respectively, $0 and $2,940 paid to Preference Shares - Series C for the three months ended December 31, 2018 and 2017, respectively, $8,816 and $11,756 paid to Preference Shares - Series C for the twelve months ended December 31, 2018 and 2017, respectively, and $0 and $2,512 paid to Preference Shares - Series D for the three months ended December 31, 2018 and 2017, respectively and $7,538 and $5,025 paid to Preference Shares - Series D for the year ended December 31, 2018 and 2017, respectively.

(4)	Underwriting related general and administrative expenses is a non-GAAP measure and includes expenses which are segregated for analytical purposes as a component of underwriting loss.

(5)
Underwriting loss is a non-GAAP measure and is calculated as net premiums earned plus other insurance revenue less net loss and LAE, commission and other acquisition expenses and general and administrative expenses directly related to underwriting activities. Management believes that this measure is important in evaluating the underwriting performance of the Company and its segments. This measure is also a useful tool to measure the profitability of the Company separately from the investment results and is also a widely used performance indicator in the insurance industry.

(6) Calculated by dividing net loss and LAE by the sum of net premiums earned and other insurance revenue.
(7) Calculated by dividing commission and other acquisition expenses by the sum of net premiums earned and other insurance revenue.
(8) Calculated by dividing general and administrative expenses by the sum of net premiums earned and other insurance revenue.
(9) Calculated by adding together the commission and other acquisition expense ratio and the general and administrative expense ratio.
(10) Calculated by adding together the net loss and LAE ratio and the expense ratio.
(11) Non-GAAP operating loss is a non-GAAP financial measure defined by the Company as net loss attributable to Maiden common shareholders excluding realized investment gains and losses, total other-than-temporary impairment losses, foreign exchange and other gains and losses, loss from discontinued operations, net of income tax, divested NGHC Quota Share run-off and accelerated amortization of senior note issuance cost and should not be considered as an alternative to net loss. The Company's management believes that non-GAAP operating loss is a useful indicator of trends in the Company's underlying operations. The Company's measure of non-GAAP operating loss may not be comparable to similarly titled measures used by other companies.
(12) Non-GAAP operating return on average common equity is a non-GAAP financial measure. Management uses non-GAAP operating return on average common shareholders' equity as a measure of profitability that focuses on the return to Maiden common shareholders. It is calculated using non-GAAP operating loss attributable to Maiden common shareholders divided by average Maiden common shareholders' equity.
(13) Investable assets is the total of the Company's investments, cash and cash equivalents and loan to a related party.
(14) Total capital resources is the sum of the Company's principal amount of debt and Maiden shareholders' equity.
(15) During a period of loss, the basic weighted average common shares outstanding is used in the denominator of the diluted loss per common share computation as the effect of including potential dilutive shares would be anti-dilutive.